Exhibit 5.1

(Wilson Sonsini Goodrich & Rosati P.C. Letterhead)

February 4, 2020

Microchip Technology Incorporated
2355 West Chandler Boulevard
Chandler, AZ 85224

Re:
Registration Statement on Form S‑8 for Issuance of Common Stock under the Microchip Technology Incorporated 2001 Employee Stock Purchase Plan and the Microchip Technology Incorporated International Employee Stock Purchase Plan

Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,184,815 shares of your common stock issuable under your 2001 Employee Stock Purchase Plan and an additional 476,501 shares of your common stock issuable under your International Employee Stock Purchase Plan. Such shares of common stock are referred to herein as the “Shares,” and such plans are referred to herein as the “Plans.” As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.
It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and any amendments thereto.

Very truly yours,

/s/Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation